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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-55790, 33-72124, 33-75068, 33-96138, 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626, 333-128156, 333-130639, 333-134380, 333-141447 and Form S-8 Nos. 33-42356, 33-42970, 33-51236, 33-54840, 33-58450, 33-75150, 33-90780, 333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859, 333-116962, 333-125911, 333-133853, 333-142777) of Isis Pharmaceuticals, Inc. and the related Prospectus of our reports dated March 11, 2008, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Isis Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST AND YOUNG

San Diego, California
March 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM